Exhibit 99.1

SEAPORT ENTERTAINMENT GROUP PROVIDES CORPORATE UPDATE

NEW YORK, NY, January 7, 2025 – Seaport Entertainment Group Inc. (NYSE American: SEG) (“Seaport Entertainment Group,” “SEG” or the “Company”) today provided an update on recent corporate activities:

■	Entered into an interim license agreement and long-term lease with Tulum based Grupo Gitano, to open its first permanent, year-round New York dining and nightlife experience, GITANO NYC, in 13,605 square feet at Pier 17.
■	Hired and onboarded employees of Creative Culinary Management Company LLC (“CCMC”), an indirect wholly owned subsidiary of Jean-Georges Restaurants, and entered into a shared services agreement with CCMC as the Company’s initial step to internalize food and beverage operations at most of its wholly owned and joint venture-owned restaurants at the Seaport.

“We are thrilled to introduce Grupo Gitano’s highly anticipated, exclusive-to-New York City, GITANO NYC to Pier 17,” said Anton Nikodemus, Chairman, President, and Chief Executive Officer of Seaport Entertainment Group. “With its signature blend of Bohemian-inspired design, nightlife, and modern Mexican cuisine, GITANO NYC is an outstanding addition to our collection of world-class waterfront restaurants, offering stunning views of the Brooklyn Bridge and the New York City skyline.”

“We are also excited to take a significant step forward in our journey to internalize food and beverage operations across many of our restaurants at the Seaport,” continued Mr. Nikodemus. “By hiring the CCMC hospitality team and collaborating with our partners at Jean-Georges Restaurants, we are establishing a strong foundation to streamline operations, enhance scalability, and drive efficiency. This strategic initiative positions us to strengthen our hospitality offerings and achieve sustainable, long-term growth through greater operational control.”

About Seaport Entertainment Group

Seaport Entertainment Group (NYSE American: SEG) is a premier entertainment and hospitality company formed to own, operate, and develop a unique collection of assets positioned at the intersection of entertainment and real estate. Seaport Entertainment Group’s focus is to deliver unparalleled experiences through a combination of restaurant, entertainment, sports, retail and hospitality offerings integrated into one-of-a-kind real estate that redefine entertainment and hospitality. For more information, please visit www.seaportentertainment.com.

Safe Harbor and Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions. Forward-looking statements

Seaport Entertainment Group NYSE American: SEG 199 Water Street, 28th Floor, New York, NY 10038

are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to: risks related to our recent separation from, and relationship with, Howard Hughes; risks related to macroeconomic conditions; changes in discretionary consumer spending patterns or consumer tastes or preferences; risks associated with the Company’s investments in real estate assets and trends in the real estate industry; the Company’s ability to obtain operating and development capital on favorable terms, or at all; the availability of debt and equity capital; the Company’s ability to renew its leases or re-lease available space; the Company’s ability to compete effectively; the Company’s ability to successfully identify, acquire, develop, and manage properties on terms that are favorable to it; the impact of uncertainty around, and disruptions to, the Company’s supply chain; risks related to the concentration of the Company’s properties in Manhattan and the Las Vegas area; extreme weather conditions or climate change that may cause property damage or interrupt business; the impact of water and electricity shortages on the Company’s business; the contamination of the Company’s properties by hazardous or toxic substances; catastrophic events or geopolitical conditions that may disrupt the Company’s business; actual or threatened terrorist activity and other acts of violence, or the perception of a heightened threat of such events; losses that are not insured or that excess the applicable insurance limits; risks related to the disruption or failure of information technology networks and related systems – both ours and those operated and managed by third parties; the Company’s ability to attract and retain key personnel; the Company’s inability to control certain properties due to the joint ownership of such property and inability to successfully attract desirable strategic partners, including joint venture partners; the significant influence Pershing Square has over the Company; and the other factors detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date of this press release. The Company is under no obligation to publicly update or revise and forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Availability of Information on SEG’s Website and Social Media Channels

Investors and others should note that SEG routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the SEG Investor Relations website. The Company uses these channels as well as social media channels (e.g., LinkedIn www.linkedin.com/company/new-york-seaportentertainment) as a means of disclosing information about the Company's business to our customers, employees, investors, and the public. While not all of the information that the Company posts to the SEG Investor Relations website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in SEG to review the information that it shares through its website and on the Company's social media channels. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Email Alerts" in the "Resources" section of the SEG Investor Relations website at https://ir.seaportentertainment.com/resources/email-alerts. The contents of these websites are not incorporated by reference into this press release or any report or document SEG files with the SEC, and any references to the websites are intended to be inactive textual references only.

Seaport Entertainment Group NYSE American: SEG 199 Water Street, 28th Floor, New York, NY 10038

Contacts:

Investor Relations:

Seaport Entertainment Group Inc.

T: (212) 732-8257

ir@seaportentertainment.com

Media Relations:

The Door

theseaport@thedooronline.com

Seaport Entertainment Group NYSE American: SEG 199 Water Street, 28th Floor, New York, NY 10038